Exhibit 10.2

Contribution Agreement

This Contribution Agreement (the “Agreement”), dated as of June 1, 2022, is by and between Lifeloc Technologies, Inc. (the “Transferor”), and Probation Tracker, Inc., a Colorado corporation (the “Transferee”).

WHEREAS, Transferee is a wholly owned subsidiary of Transferor; and

WHEREAS, Transferor and Transferee desire to enter into this Agreement pursuant to which Transferor will make a cash contribution of Sixty-One Thousand Three Hundred Fifty-Three Dollars ($61,353) to Transferee in exchange for 613,530 shares of the Transferee’s common stock, no par value (the “Common Stock”) of Transferee, on the terms and subject to the conditions set forth in this Agreement (the “Contribution”).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                   Contribution. On the terms and subject to the conditions set forth in this Agreement, Transferor hereby contributes, transfers, assigns, conveys, and delivers to Transferee, and Transferee does hereby accept from Transferor, Sixty-One Thousand Three Hundred Fifty-Three Dollars ($61,353) in immediately available funds (the “Assets”).

2.                   Consideration. As consideration for the contribution of the Assets set forth under Section 1, Transferee agrees to issue to the Transferor Six Hundred Thirteen Thousand Five Hundred Thirty (613,530) units, each unit containing one (1) share of Common Stock.

3.                   Representations and Warranties of the Transferor.

(a)                 Organization of Transferor. Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

(b)                Authority. Transferor has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Transferor has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Transferor and (assuming due authorization, execution, and delivery by Transferee) shall constitute Transferor's legal, valid, and binding obligation, enforceable against it in accordance with its terms.

4.                   Representations and Warranties of the Transferee.

(a)                 Organization of Transferee. Transferee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado.

(b)                Authority. Transferee has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Transferee has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Transferee and (assuming due authorization, execution, and delivery by Transferor) shall constitute Transferee's legal, valid, and binding obligation, enforceable against it in accordance with its terms.

5.                   Further Assurances. Transferor and Transferee agree to execute any and all documents and instruments of transfer, assignment, assumption, or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

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6.                   Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties, and agreements, both written and oral, with respect to such subject matter.

7.                   Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.                   No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

9.                   Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

10.                Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

11.                Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Colorado. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Colorado in each case located in the City and County of Denver, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such party's address set forth herein shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

12.                Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Lifeloc Technologies, Inc.
By: /s/ Wayne R. Willkomm Name: Wayne R. Willkomm, Ph.D. Title: President
Probation Tracker, Inc.
By: /s/ Vern D. Kornelsen Name: Vern D. Kornselsen Title: Secretary

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